Exhibit 99

NEWS RELEASE For further information, contact Kent Henschen, Director – Corporate Communications Tel: 414-768-4626 Fax: 414-768-4474 khenschen@bucyrus.com www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS

FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2008

South Milwaukee, Wisconsin, October 23, 2008 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter and nine months ended September 30, 2008.

Operating Results

The net assets acquired and results of operations of DBT GmbH (“DBT”) since the May 4, 2007 date of acquisition are included in Bucyrus’ financial information presented below. As a result, the financial results for the nine months ended September 30, 2008 are not necessarily comparative to the results for the nine months ended September 30, 2007 and may not be indicative of future results. Bucyrus has two reportable segments: surface mining and underground mining. Prior to the acquisition of DBT, all of Bucyrus’ operations were in surface mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands, except per share amounts)
Sales	$646,002	$500,278	$1,783,991	$1,065,440
Cost of products sold	463,671	376,650	1,285,979	793,437

Gross profit	182,331	123,628	498,012	272,003
Selling, general and administrative expenses	66,285	55,802	185,149	118,607
Research and development expenses	8,910	5,172	27,420	12,334
Amortization of intangible assets	4,183	11,672	15,214	16,570

Operating earnings	102,953	50,982	270,229	124,492
Interest expense – net	6,422	8,178	18,919	15,632
Other expense	768	763	2,304	1,628

Earnings before income taxes	95,763	42,041	249,006	107,232
Income tax expense	31,596	13,439	81,441	33,005

Net earnings	$64,167	$28,602	$167,565	$74,227

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net earnings per share:
Basic:
Net earnings per share	$0.86	$0.39	$2.25	$1.08
Weighted average shares	74,339,888	74,229,464	74,335,712	68,588,824
Diluted:
Net earnings per share	$0.85	$0.38	$2.23	$1.07
Weighted average shares	75,248,961	74,971,382	75,266,063	69,241,144

Other Financial Data:
EBITDA (1)	$115,778	$70,561	$312,738	$160,405

Non-cash stock compensation expense (2)	$1,082	$1,536	$5,061	$4,593
Severance expenses (3)	599	181	1,789	1,411
Loss on sale of fixed assets (4)	194	58	759	358
Inventory fair value adjustment charged to cost of products sold (5)	—	8,859	12,088	14,490

	$1,875	$10,634	$19,697	$20,852

(1)	EBITDA is defined as net earnings before interest income, interest expense, income tax expense, depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under accounting principles generally accepted in the United States of America (“GAAP”) as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects severance and early retirement expenses for personnel changes in the ordinary course.
(4)	Reflects losses on the sale of fixed assets in the ordinary course.
(5)	In connection with the acquisition of DBT, inventories purchased were adjusted to estimated fair value. This adjustment was charged to cost of products sold as the inventory was sold.

EBITDA Reconciliation (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Net earnings	$64,167	$28,602	$167,565	$74,227
Interest expense - net	6,422	8,178	18,919	15,632
Income tax expense	31,596	13,439	81,441	33,005
Depreciation	8,642	7,906	27,295	19,342
Amortization	4,951	12,436	17,518	18,199

EBITDA	115,778	70,561	312,738	160,405

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Changes in assets and liabilities	(141,714)	(37,612)	(134,136)	(90,942)
Non-cash stock compensation expense	1,082	1,536	5,061	4,593
Loss on sale of fixed assets	194	58	759	358
Interest expense - net	(6,422)	(8,178)	(18,919)	(15,632)
Income tax expense	(31,596)	(13,439)	(81,441)	(33,005)

Net cash provided by (used in) operating activities	$(62,678)	$12,926	$84,062	$25,777

Consolidated Balance Sheets (Unaudited)

	September 30, 2008	December 31, 2007
	(Dollars in thousands)
Assets
Cash and cash equivalents	$62,844	$61,112
Receivables - net	554,029	416,584
Inventories - net	622,180	494,425
Deferred income taxes	54,377	33,630
Prepaid expenses and other	34,366	41,038

Total current assets	1,327,796	1,046,789

Goodwill	320,255	317,238
Intangible assets - net	230,619	245,836
Other assets	39,374	47,946

Total other assets	590,248	611,020

Property, plant and equipment - net	446,088	410,403

Total assets	$2,364,132	$2,068,212

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$394,219	$295,972
Liabilities to customers on uncompleted contracts and warranties	240,948	158,390
Income taxes	67,696	55,086
Current maturities of long-term debt and other short-term obligations	9,607	9,348

Total current liabilities	712,470	518,796

	September 30, 2008	December 31, 2007
Postretirement benefits	17,057	16,007
Deferred income taxes	55,805	50,920
Pension and other	143,085	144,918

Total long-term liabilities	215,947	211,845

Long-term debt, less current maturities	507,205	526,721

Common stockholders’ investment	928,510	810,850

Total liabilities and common stockholders’ investment	$2,364,132	$2,068,212

Segment Information (Unaudited)

	Quarter Ended September 30, 2008
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$337,148	$72,269	$4,733	$12,346	$1,010,100
Underground mining	308,854	39,874	8,092	5,551	1,354,032

Total operations	646,002	112,143	12,825	17,897	2,364,132
Corporate	N/A	(9,190)	N/A	N/A	N/A

Consolidated total	$646,002	102,953	12,825	$17,897	$2,364,132

Interest expense - net		6,422
Other expense		768	768

Earnings before income taxes		$95,763	$13,593

	Quarter Ended September 30, 2007
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$237,104	$42,872	$4,491	$18,804	$739,165
Underground mining	263,174	12,283	15,088	7,158	1,357,584

Total operations	500,278	55,155	19,579	25,962	2,096,749
Corporate	N/A	(4,173)	N/A	N/A	N/A

Consolidated total	$500,278	50,982	$19,579	$25,962	$2,096,749

Interest expense - net		8,178
Other expense		763	763

Earnings before income taxes		$42,041	$20,342

	Nine Months Ended September 30, 2008
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$922,985	$190,872	$14,813	$46,589	$1,010,100
Underground mining	861,006	103,421	27,696	15,634	1,354,032

Total operations	1,783,991	294,293	42,509	62,223	2,364,132
Corporate	N/A	(24,064)	N/A	N/A	N/A

Consolidated total	$1,783,991	270,229	42,509	$62,223	$2,364,132

Interest expense - net		18,919
Other expense		2,304	2,304

Earnings before income taxes		$249,006	$44,813

	Nine Months Ended September 30, 2007
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$641,060	$106,964	$13,206	$51,191	$739,165
Underground mining	424,380	23,749	22,707	10,366	1,357,584

Total operations	1,065,440	130,713	35,913	61,557	2,096,749
Corporate	N/A	(6,221)	N/A	N/A	N/A

Consolidated total	$1,065,440	124,492	35,913	$61,557	$2,096,749

Interest expense - net		15,632
Other expense		1,628	1,628

Earnings before income taxes		$107,232	$37,541

Sales consisted of the following:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$155,554	$113,119	37.5%	$437,631	$277,223	57.9%
Aftermarket parts and service	181,594	123,985	46.5%	485,354	363,837	33.4%

	337,148	237,104	42.2%	922,985	641,060	44.0%

Underground mining:
Original equipment	186,037	174,140	6.8%	512,653	277,422	84.8%
Aftermarket parts and service	122,817	89,034	37.9%	348,353	146,958	137.0%

	308,854	263,174	17.4%	861,006	424,380	102.9%

Total:
Original equipment	341,591	287,259	18.9%	950,284	554,645	71.3%
Aftermarket parts and service	304,411	213,019	42.9%	833,707	510,795	63.2%

	$646,002	$500,278	29.1%	$1,783,991	$1,065,440	67.4%

The increase in surface mining sales was in both original equipment and aftermarket parts and service and was the result of the continued strong demand for Bucyrus’ products and services throughout the world and the positive impact of recently completed capacity improvements at Bucyrus’ principal surface mining manufacturing facility in South Milwaukee, Wisconsin. The high demand for Bucyrus’ products and services continued to be driven by high global commodity prices during the first nine months of 2008 and strong global markets for commodities mined by Bucyrus’ machines. The increase in surface mining original equipment sales for the third quarter of 2008 was in all three product lines, electric mining shovels, draglines, and blasthole drills, and for the nine months ended September 30, 2008 was in electric mining shovels and draglines. Surface mining aftermarket parts and service sales for the quarter and nine months ended September 30, 2008 increased in nearly all global markets compared to the same periods last year. The expansion of Bucyrus’ South Milwaukee, Wisconsin facilities is substantially complete, which will allow for annual shovel production capacity of least 24 machines and almost doubled manufactured parts capacity from 2006 levels.

The increase in underground mining sales for the third quarter of 2008 compared to the third quarter last year was in both original equipment and aftermarket parts and service and reflects strong global coal prices and demand. The increase in underground mining original equipment sales was primarily due to strong original equipment new orders since the fourth quarter of 2007. Market conditions continued to be strong in Eastern Europe and the United States.

Gross profit for the third quarter of 2008 was $182.3 million, or 28.2% of sales, compared to $123.6 million, or 24.7% of sales, for the third quarter of 2007. Gross profit for the nine months ended September 30, 2008 was $498.0 million, or 27.9% of sales, compared to $272.0 million, or 25.5% of sales, for the nine months ended September 30, 2007. Gross profit was affected by purchase accounting adjustments as a result of the acquisition of DBT in 2007 as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands)
(Increase) decrease due to purchase accounting adjustments	$(629)	$8,978	$11,262	$15,144
Gross margin increase (reduction) (percentage points)	0.1	(1.8)	(0.6)	(1.4)

The increase in gross profit was primarily due to the acquisition of DBT and increased surface mining sales. The availability of raw materials and raw material cost increases have not had a significant effect on gross margin or operating performance.

Selling, general and administrative expenses for the third quarter of 2008 were $66.3 million, or 10.3% of sales, compared to $55.8 million, or 11.2% of sales, for the third quarter of 2007. These expenses for the nine months ended September 30, 2008 were $185.1 million, or 10.4% of sales, compared to $118.6 million, or 11.1% of sales, for the nine months ended September 30, 2007. The increase in year to date expenses in 2008 compared to 2007 was primarily due to the acquisition of DBT.

Operating earnings were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining	$72,269	$42,872	68.6%	$190,872	$106,964	78.4%
Underground mining	39,874	12,283	224.6%	103,421	23,749	335.5%

Total operations	112,143	55,155	103.3%	294,293	130,713	125.1%
Corporate	(9,190)	(4,173)	120.2%	(24,064)	(6,221)	286.8%

Consolidated total	$102,953	$50,982	101.9%	$270,229	$124,492	117.1%

The increase in operating earnings for the nine months ended September 30, 2008 was primarily due to the acquisition of DBT and increased gross profit resulting from increased surface mining sales volume. Operating earnings for underground mining operations were reduced by amortization of purchase accounting adjustments related to the acquisition of DBT of $3.1 million and $24.8 million for the quarter and nine months ended September 30, 2008, respectively, compared to $20.2 million and $30.7 million for the quarter and nine months ended September 30, 2007.

Net interest expense for the quarter and nine months ended September 30, 2008 was $6.4 million and $18.9 million, respectively, compared to $8.2 million and $15.6 million for the quarter and nine months ended September 30, 2007. The increase in net interest expense for the first nine months of 2008 compared to the first nine months of 2007 due to increased debt levels related to the financing of the acquisition of DBT.

Net earnings for the third quarter of 2008 were $64.2 million, or $0.86 per share, compared to $28.6 million, or $0.39 per share, for the third quarter of 2007. Net earnings for the nine months ended September 30, 2008 were $167.6 million, or $2.25 per share, compared to $74.2 million, or

$1.08 per share, for the nine months ended September 30, 2007. Net earnings were reduced (increased) by amortizations of purchase accounting adjustments related to the acquisition of DBT as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Inventory fair value adjustment charged to cost of product sold	$—	$8,859	$12,088	$14,490
Amortization of intangible assets	3,796	11,195	14,054	15,183
Depreciation of fixed assets	(655)	188	(1,337)	1,038

Operating earnings	3,141	20,242	24,805	30,711
Income tax expense	1,042	6,216	8,117	10,282

Total	$2,099	$14,026	$16,688	$20,429

EBITDA was as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
EBITDA	$115,778	$70,561	64.1%	$312,738	$160,405	95.0%
EBITDA as a percent of sales	17.9%	14.1%		17.5%	15.1%

EBITDA is defined as net earnings before interest income, interest expense, income taxes, depreciation and amortization. EBITDA includes the impact of non-cash stock compensation expense, severance expenses, loss on sales of fixed assets and the inventory fair value purchase accounting adjustment charged to cost of products sold as set forth in the Other Financial Data table beneath the Consolidated Condensed Statements of Earnings. EBITDA is a measurement not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. For a reconciliation of net earnings as reported in the Unaudited Consolidated Statements of Earnings to EBITDA and a reconciliation of net cash provided by operating activities as reported in the Unaudited Consolidated Statements of Cash Flows to EBITDA, see the EBITDA Reconciliation table above.

Capital expenditures for the first nine months of 2008 were $62.2 million, which included $33.1 million related to the expansion and additional renovation of Bucyrus’ South Milwaukee facilities. Bucyrus’ capital expenditures for 2008 are expected to be between $100 million and $110 million.

Backlog as of September 30, 2008 and December 31, 2007, as well as the portion of backlog which is expected to be recognized within 12 months of these dates, was as follows:

	September 30, 2008	December 31, 2007	% Change
	(Dollars in thousands)
Surface mining:
Total	$1,318,297	$804,781	63.8%
Next 12 months	$536,902	$579,448	7.3%

Underground mining:
Total	$1,188,215	$636,473	86.7%
Next 12 months	$908,957	$551,923	64.7%

Total:
Total	$2,506,512	$1,441,254	73.9%
Next 12 months	$1,445,859	$1,131,371	27.8%

A portion of the surface mining backlog as of September 30, 2008 and December 31, 2007 was related to multi-year contracts that will generate revenue in future years.

New orders were as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$202,341	$47,117	329.4%	$657,521	$345,629	90.2%
Aftermarket parts and service	159,191	95,116	67.4%	778,980	300,439	159.3%

	361,532	142,223	154.2%	1,436,501	646,068	122.3%

Underground mining:
Original equipment	467,092	100,392	365.3%	964,207	227,656	323.5%
Aftermarket parts and service	151,086	89,518	68.8%	448,541	151,781	195.5%

	618,178	189,910	225.5%	1,412,748	379,437	272.3%

Total:
Original equipment	669,433	147,509	353.8%	1,621,728	573,285	182.9%
Aftermarket parts and service	310,277	184,634	68.0%	1,227,521	452,220	171.4%

	$979,710	$332,143	195.0%	$2,849,249	$1,025,505	177.8%

Included in surface mining aftermarket parts and service new orders for the nine months ended September 30, 2008 was $278.3 million related to multi-year contracts that will generate revenue in future years.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, October 24, 2008. Interested parties should call (888) 680-0865 ((617) 213-4853 for international callers), participant passcode 35013056. A replay of the call will be available until November 24, 2008 at (888) 286-8010 ((617) 801-6888 internationally), passcode 97153617. The conference call will also be available as a web cast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until November 24, 2008.

Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posed to Bucyrus’ websites. Material and financial releases as well as SEC filings are available at www.investors.bucyrus.com. Automatic email alerts for these postings are available from this site. Corporate and general releases as well as product information is available at www.bucyrus.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	disruption of plant operations due to equipment failures, natural disasters or other reasons;

•	the ability to attract and retain skilled labor;

•	production capacity;

•	the ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, interest rates, customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the highly competitive nature of the mining industry;

•	the ability to continue to offer products containing innovative technology that meets the needs of customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at Bucyrus, its customers, suppliers or providers of transportation;

•	the ability to satisfy under-funded pension obligations;

•	the ability to effectively and efficiently integrate the operations of DBT and to realize expected levels of sales and profit from this acquisition;

•	potential risks, material weaknesses in financial reporting and liabilities of DBT unknown to Bucyrus;

•	dependence on the commodity price of coal and other conditions in the coal markets;

•	reliance on significant customers;

•	experience in the underground mining business, which is less than some of Bucyrus’ competitors; and

•	increased levels of debt and debt service obligations relating to the acquisition of DBT.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ 2007 Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.